Exhibit 99.1

Company Contact:

Aaron Feigin

408.863.2409

aaron.feigin@borland.com

Investor Relations Contact:

Erica Abrams, The Blueshirt Group for Borland

415.217.7722

erica@blueshirtgroup.com

Borland Doubles Stock Buyback Program to $150 Million

SCOTTS VALLEY, Calif. - May 20, 2005: Borland Software Corporation (Nasdaq NM: BORL) today announced that its Board of Directors has authorized an increase to its existing discretionary stock repurchase program by $75 million.

“The additional stock repurchase authorization reflects the Board’s confidence in Borland’s market opportunity, strategy and employees,” said Dale L. Fuller, President and CEO of Borland. “We believe in the value proposition of our products and services, consider our stock to be a strong investment opportunity and good use of our substantial cash resources, and intend to aggressively repurchase shares of our common stock.”

“We expect this to provide a meaningful benefit to our long-term shareholders,” Fuller concluded.

As of today, the Company has repurchased $12.2 million of its common stock in the current quarter, depleting the remaining balance of its existing discretionary stock repurchase authorization. With the $75 million expansion of the discretionary stock repurchase program, the Company intends to continue buying shares of its common stock for the remainder of this quarter’s open trading window.

Share repurchases under the discretionary stock repurchase program may be made from time to time in the open market or in privately negotiated transactions depending on market conditions, share price and other factors at Borland’s discretion. Borland intends to finance repurchases using available cash and may initiate repurchases at any time under the expanded discretionary program. As of March 31, 2005, Borland had cash, cash equivalents and short-term investments totaling $230.7 million.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is a global leader in platform independent solutions for Software Delivery Optimization. The company provides the software and services that align the people, process, and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This release contains “forward-looking statements” including statements regarding Borland’s strategic focus and near-term and long-term outlook. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among others, the market price of our common stock; our liquidity and capital resources; our investment priorities; our ability to sell multi-product solutions for the application development lifecycle; the effects of a longer sales cycle as we increase our focus on larger enterprise customers; our ability to properly scale our services organization to provide the necessary consulting, education and technical support to enterprise-level customers, the changing nature of the markets in which we operate, namely the maturing of the Java IDE market, the effects that altered spending priorities will have on our financial results; market acceptance of our products and services including our enterprise software development platform/solution; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.